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                                                                      EXHIBIT 10


                                                                  Execution Copy

                                AMENDMENT NO. 2
                              TO CREDIT AGREEMENT
                            AS AMENDED AND RESTATED

                                                             As of July 30, 1997


     BOOTH CREEK SKI HOLDINGS, INC., a Delaware corporation (together with its successors and assigns, "BCS Holdings"), BOOTH CREEK SKI ACQUISITION CORP., a Delaware corporation (together with its successors and assigns, "BCS Acquisition"), TRIMONT LAND COMPANY, a California corporation (together with its successors and assigns, "Northstar-at-Tahoe"), SIERRA-AT-TAHOE, INC., a Delaware corporation (together with its successors and assigns, "Sierra-at-Tahoe"), BEAR MOUNTAIN, INC., a Delaware corporation (together with its successors and assigns, "Bear Mountain"), WATERVILLE VALLEY SKI RESORT, INC., a Delaware corporation (together with its successors and assigns, "Waterville"), MOUNT CRANMORE SKI RESORT, INC., a Delaware corporation (together with its successors and assigns, "Cranmore"), SKI LIFTS, INC., a Washington corporation (together with its successors and assigns, "Ski Lifts"), GRAND TARGHEE INCORPORATED, a Delaware corporation (together with its successors and assigns, "Grand Targhee", and together with BCS Holdings, BCS Acquisition, Northstar-at-Tahoe, Sierra-at-Tahoe, Bear Mountain, Waterville, Cranmore and Ski Lifts, the "Borrowers", and each a "Borrower"), BANKBOSTON, N.A. (f/k/a The First National Bank of Boston), a national banking association (together with its successors and assigns, "BankBoston"), any other Lenders from time to time party hereto, and BankBoston, as agent for itself and the other Lenders (the "Agent") hereby agree as follows:

1. Reference to Credit Agreement: Definitions. Reference is made to the Credit Agreement dated as of December 3, 1996, as amended and restated as of March 18, 1997, as further amended and in effect on the date hereof (the "Credit Agreement"), among the Borrowers, BankBoston and the Agent. The Credit Agreement as amended by this Amendment is referred to herein as the "Amended Credit Agreement". Terms defined in the Amended Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

2. Amendments to the Credit Agreement. Subject to all the terms and conditions hereof, effective as of the date hereof, the Credit Agreement is hereby amended as set forth herein.


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     2.1.   Amendment to Section 1.2.  Section 1.2 of the Credit Agreement is
hereby amended by deleting the following definitions in their entirety:

      "Availability Step-Up Date"
      "Excess Senior Unsecured Notes"
      "Interest Reserve Proceeds"
      "Senior Unsecured Notes Interest Account"
      "Step-Down Period".

     2.2. Amendment to Section 2.1.2. Section 2.1.2 of the Credit Agreement is hereby amended to read in its entirety as follows:

            "2.1.2. Annual Clean-Up. For a period in each year from March 1 through April 30 of such year (such period being the "Designated Cleanup Period" for such year), the Revolving Loan shall not exceed $0."

     2.3. Amendment to Section 7.5.1. Section 7.5.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

            "7.5.1. Financing Debt to Cash Flow. At all times set forth below, the ratio of the unpaid principal amount of Consolidated Financing Debt of the Borrowers to Trailing Four Fiscal Quarter Cash Flow for such time shall not exceed the amount set forth in the table below.


            Period                                   Maximum Ratio
            ---------------------------------------  -------------
            April 30, 1998 through January 30, 1999  7.50 to 1.0
            January 31, 1999 and thereafter          6.25 to 1.0


      ; provided, however that during the Designated Cleanup Period in each fiscal year the numerator in such ratio shall be the numerator listed in the table above minus 0.50."

      2.4. Amendment to Section 7.5.2. Section 7.5.2 of the Credit Agreement is hereby amended to read in its entirety as follows:

            "7.5.2. Cash Flow to Fixed Charges. On the last day of each fiscal quarter of the Borrowers, the sum of (a) Trailing Four Fiscal Quarter Cash Flow measured on such date minus (b) Cash Flow Adjustment for the four fiscal quarters then ending, shall equal or exceed the percentage of Consolidated Fixed Charges for such period set forth in the table below:


             Fiscal Quarters Ending Nearest           Percentage
             ---------------------------------------  ------------

             April 30, 1998 through October 31, 1998  125%







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             January 31, 1999 and thereafter           130%"


      2.5. Amendment to Section 7.5.3. Section 7.5.3 of the Credit Agreement is hereby amended to read in its entirety as follows:

             "7.5.3. At all times, Consolidated Net Worth of the Borrowers shall be in excess of the sum of the proceeds of any equity offering by the Borrowers plus the amounts set forth in the table below at any time while Loans are outstanding:


             Period                                              Amount
             ------                                              ------
             Restatement Date through quarter ending             $29,000,000
               nearest April 30, 1998

             Start of quarter beginning nearest May 1, 1998      $39,000,000
               through quarter ending nearest
               October 31, 1998

             Start of quarter beginning nearest                  The sum of $39,000,000
               November 1, 1998 and thereafter                   plus 75% of Consolidated  Net
                                                                 Income of the Borrowers since
                                                                 October 31, 1998"


      2.6. Amendment to Section 7.5.4. Section 7.5.4 of the Credit Agreement is hereby amended to read in its entirety as follows:

             "7.5.4    Resorts Cash Flow Test.  The Resorts Cash Flow for the
      two fiscal quarters ending nearest April 30 in each of 1998 and 1999, shall equal or exceed $22,000,000 and $22,000,000, respectively."

      2.7. Amendment to Section 7.6.13. Section 7.6.13 of the Credit Agreement is hereby amended to read in its entirety as follows:

             "7.6.13. Indebtedness in respect of the Senior Unsecured Notes, not to exceed the sum of $116,000,000 in aggregate principal amount."

      2.8. New Section 7.9.11. A new section is hereby added immediately following Section 7.9.10 of the Credit Agreement, to read in its entirety as follows:

             "7.9.11. Investments, not to exceed $1,000,000 in aggregate amount, (i) pursuant to the terms of the Asset Purchase Agreement dated as of August 21, 1997, by and between Charles Wiper III, as shareholder, BCS Holdings and First Tracks, Inc., an Oregon corporation and (ii) consisting of the "July Deposit" as defined therein."




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      2.9.   Amendment to Section 7.16.  Section 7.16 of the Credit Agreement is
      hereby amended to read in its entirety as follows:

             "7.16. Key Employee Life Insurance. Not later than October 31, 1997 the Borrowers shall obtain from, and at all times thereafter shall maintain with, an insurer or insurers reasonably satisfactory to the Agent, a key employee life insurance policy on the life of George N. Gillett, Jr. in an amount not less than $5,000,000, which policy shall be duly assigned to and delivered to the Agent on behalf of the Lenders."

      2.10. Amendment to Section 7.19. Section 7.19 of the Credit Agreement is hereby amended to read in its entirety as follows:

             "7.19. Cash Concentration. The Borrowers shall establish a cash management system of accounts with the Agent (the "Cash Management System") not later than October 31, 1997, and thereafter all the Borrowers shall maintain such system with the Agent at all times prior to the Final Maturity Date. The Cash Management System shall include all accounts of the Borrowers except certain nonmaterial and trust accounts excluded from the Cash Management System with the prior consent of the Agent, such consent not to be unreasonably withheld. The Cash Management System shall include an automatic weekly transfer, to accounts maintained at the Boston Office, of all positive balances in any deposit or other cash account included in the Cash Management System."

      2.11 Deletion of Section 7.23. Section 7.23 of the Credit Agreement is hereby deleted in its entirety.

3. Representations and Warranties. In order to induce the Lenders to enter into this Amendment, and to continue to extend credit to the Borrowers under the Amended Credit Agreement, each of the Borrowers represents and warrants to the Lenders that:

      3.1 Organization and Qualification. Each of the Borrowers is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power necessary to execute and deliver this Amendment and to perform its obligations thereunder and under the Amended Credit Agreement.

      3.2 Corporate Authority. The execution, delivery and performance of this Amendment and the Amended Credit Agreement, and the borrowings and transactions contemplated hereby and thereby, are within the corporate power and authority of each of the Borrowers and have been authorized by proper corporate proceedings, and do not and will not (a) require any consent or approval of the stockholders of any of the Borrowers, (b) contravene any provision of the charter documents or by-laws of any of the Borrowers or





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any law, rule or regulation applicable to any of the Borrowers, (c) contravene any provision of, or constitute an event of default or event which, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument or undertaking binding on any of the Borrowers, or (d) result in or require the imposition of any Lien on any of the properties of any of the Borrowers.

     3.3 Valid Obligations. This Amendment and the Amended Credit Agreement, and all of the terms and provisions hereof and thereof are the legal, valid and binding obligations of each of the Borrowers, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     3.4 Governmental Approvals. The execution and delivery of this Amendment, and the Borrowers' borrowings and performance of the transactions contemplated hereby and by the Amended Credit Agreement, do not require any approval or consent of, or filing or registration by any of the Borrowers with, any governmental or other agency or authority, or any other party.

     3.5. No Default. No Default under the Credit Agreement now exists, and after giving effect to this Amendment no Default under the Amended Credit Agreement shall exist.

     3.6. Incorporation of Representations and Warranties. The representations of the Borrowers set forth in Section 8 of the Credit Agreement are true and correct in all material respects on the date hereof as if made on the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date).

4. Miscellaneous. Except to the extent specifically amended hereby, the provisions of the Credit Agreement shall remain unmodified, and subject to the conditions contained in this Amendment, the Amended Credit Agreement is hereby confirmed as being in full force and effect. The Borrowers hereby affirm that, after giving effect to this Amendment, the security interests contemplated by the Credit Agreement and all other Credit Documents attach in favor of the Agent so as to secure due and punctual performance of all Credit Obligations contemplated by the Amended Credit Agreement.

     This Amendment may be executed in any number of counterparts which together shall constitute one instrument, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws rules of any jurisdictions, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns pursuant to Section 12 of the Amended Credit Agreement.

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     Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                                   BOOTH CREEK SKI HOLDINGS, INC.
                                   BOOTH CREEK SKI ACQUISITION CORP.
                                   TRIMONT LAND COMPANY
                                   SIERRA-AT-TAHOE, INC.
                                   BEAR MOUNTAIN, INC.
                                   WATERVILLE VALLEY SKI RESORT, INC.
                                   MOUNT CRANMORE SKI RESORT, INC.
                                   SKI LIFTS, INC.
                                   GRAND TARGHEE INCORPORATED


                                   By:_________________________
                                   Title:


                                   BANKBOSTON, N.A.,
                                     as Agent


                                   By: ___________________________
                                   Title:


                                          100 Federal Street
                                          Boston, Massachusetts 02110
                                          Attention:  Matthew A. Ross
                                          Telecopy:  (617) 434-0077


                                   BANKBOSTON, N.A.,
                                     as Lender


                                   By: ___________________________
                                   Title:

                                          100 Federal Street
                                          Boston, Massachusetts 02110
                                          Attention:  Matthew A. Ross
                                          Telecopy:  (617) 434-0077

           [Amendment No. 2 to BCS Holdings A + R Credit Agreement]